2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8400 FOR IMMEDIATE RELEASE Contact: Dan Loh – (914) 701-8200

Atlas Air Worldwide Holdings, Inc.
Announces Termination of Stockholder Rights Plan

Purchase, N.Y., May 17, 2010 – Atlas Air Worldwide Holdings, Inc. (AAWW) (Nasdaq: AAWW) announced that its Board of Directors has voted to accelerate the expiration date of the Company’s stockholder rights plan from May 25, 2012, to the close of business (5 p.m. Eastern time) on May 17, 2010.

The rights plan was adopted in May 2009, during a period of turmoil in the country’s equity markets and at a time when the Company had just completed a secondary offering for one of its largest stockholders, which was in the initial phase of liquidating an almost 40% position in AAWW. The plan enhanced the ability of the Company to protect the interests of AAWW stockholders in a market environment unrelated to the Company’s performance, strong balance sheet and substantial cash position, and future prospects. It was designed to encourage the fair treatment of AAWW stockholders in connection with any attempts to acquire AAWW on opportunistic terms or through opportunistic tactics that could deny all stockholders the opportunity to realize the full value of their investment.

In view of the normalization of the equity markets and stability and orderly trading in the Company’s stock, the Board has determined that it is not necessary to maintain the rights plan. The decision to terminate the rights plan was not made in connection with any pending business transaction.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, AAWW operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of air cargo and aircraft operating solutions that include ACMI aircraft leasing – in which customers receive a dedicated aircraft, crew, maintenance and insurance on a long-term lease basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military charters; commercial cargo charters; and dry leasing of aircraft and engines.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K filed by AAWW with the Securities and Exchange Commission (SEC) on February 24, 2010, as amended or updated by subsequent reports filed with the SEC. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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